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                                                                    EXHIBIT 21.1
                                                     SUBSIDIARIES OF THE COMPANY


                               GC COMPANIES, INC.

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
GENERAL CINEMA THEATERS, INC.                          Premium Cinema of Owings Mills, Inc.
                                                       Premium Cinema of Yorktown, Inc.
G.C. Theatre Corp. of California                       Premium Theater of Framingham, Inc.
GC Grill Holdings, Inc.                                Premium Theater of Mayfair, Inc.
  Cinema Ventures, LLC (50%)                           Club Cinema of Mazza, Inc.
GC Security Corp.
GCT Louisiana Beverage Services, Inc.                  GENERAL CINEMA INTERNATIONAL, INC.
GCT Management, Inc.
GCT Pacific Beverage Services, Inc.                    HOYTS GENERAL CINEMA SOUTH AMERICA, INC. (50%)
General Cinema Corp. of Clifton
General Cinema Corp. of Greenwood                      GCC/Hoyts Brazil, Inc.
General Cinema Corp. of Indiana                          General Cinema do Brasil Empreendimentos, Ltda.
General Cinema Corp. of Landmark                       Boca Holdings, Inc.
General Cinema Corp. of Maryland, Inc.                   Hoyts General Cinema de Argentina, S.A.
General Cinema Corp. of Massachusetts                  GCC/Hoyts Chile, Inc.
General Cinema Corp. of Mayfair                          Hoyts Cinemas Chile S.A. (90%)
General Cinema Corp. of Mazza                          GCC Hoyts Uruguay, Inc.
General Cinema Corp. of Michigan                         Telnir, S.A. (50%)
General Cinema Corp. of Minnesota, Inc.
General Cinema Corp. of New York, Inc.                 GCC INVESTMENTS, INC.
General Cinema Corp. of North Carolina
General Cinema Corp. of Northeast Tower                Chestnut Hill Clothes, Inc.
General Cinema Corp. of Northwestern                   Chestnut Hill Foods, Inc.
General Cinema Corp. of Oklahoma, Inc.                 Chestnut Hill Media, Inc.
General Cinema Corp. of Owings Mills                   Chestnut Hill Re, Inc.
General Cinema Corp. of Parkway Pointe                 Chestnut Hill Telecom, Inc.
General Cinema Corp. of Pennsylvania                   Chestnut Hill (GTS Trust)
General Cinema Corp. of Plymouth Meeting               Chestnut Hill Vision, Inc.
General Cinema Corp. of South Carolina                 Chestnut Hill Wireless, Inc.
General Cinema Corp. of Texas                          GCC Radio, Inc.
General Cinema Corp. of Virginia
General Cinema Corp. of Washington                     GCC INVESTMENTS, LLC (99%)
General Cinema of Framingham, Inc.
General Cinema of New Mexico, Inc.                     Chestnut Hill ACA, LLC
General Cinema Theatre of Columbia, Inc.               Chestnut Hill Fuel, LLC
General Cinema Theatre of Yorktown, Inc.               Chestnut Hill Nature, LLC
General Cinema Theatres of Delaware, Inc.              Chestnut Hill (El Sitio), LLC
General Cinema Theatres of Illinois, Inc.              Chestnut Hill (Vanguard), LLC
General Cinema Theatres of New Jersey, Inc.            Chestnut Hill Velocom, LLC
General Cinema Theatres of Ohio, Inc.
General Cinema Tickets, Inc.
General Cinema Specialty Film, Inc.
  Sundance Cinema Circuit, LLC (55%)
Cinema Ad-Ventures, Inc.
Global Cinema Network, Inc.
Joliet Cinema, Inc.
Knights Holding Corp.
Knights Realty Corp.
Knights Theatre Corp.
Louis Joliet Cinema, Inc.
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